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                                                                   EXHIBIT 23.1

                      Consent of Independent Accountants

   We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-51954) of our report dated May 29, 2002, relating to the consolidated financial statements of Control Delivery Systems, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 31, 2002